UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2010

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 4, 2010, BGC Partners, Inc. (the “Registrant” or “We,” “Us” or “BGC Partners”) issued a press release announcing its financial results for the three months ended June 30, 2010. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Except as indicated below, the information in this Current Report on Form 8-K and the Exhibit attached to this Current Report on Form 8-K are being furnished under Item 2.02 of Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such filing and as set forth below.

In the press release, the Registrant uses non-GAAP financial measures, including:

“Revenues for distributable earnings,” “pre-tax distributable earnings” and “post-tax distributable earnings” are supplemental measures of operating performance which are used by our management to evaluate the financial performance of us and our subsidiaries. We believe that distributable earnings best reflects the operating earnings generated by the Registrant on a consolidated basis and are the earnings which management considers available for distribution to BGC Partners and its common stockholders as well as to holders of BGC Holdings, L.P. partnership units during any period. As compared with “income (loss) from continuing operations before income taxes,” “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share,” all prepared in accordance with GAAP, distributable earnings calculations exclude certain non-cash compensation and other expenses which generally do not involve the receipt or outlay of cash by us, which do not dilute existing stockholders, and which do not have economic consequences, as described below.

Revenues for distributable earnings are defined as GAAP revenues excluding the impact of BGC Partners pro-rata share of non-cash earnings or losses from our equity investments, such as in Aqua Securities, L.P. and ELX Futures, L.P., and its holding company general partner, ELX Futures Holdings LLC.

Pre-tax distributable earnings are defined as GAAP income (loss) from continuing operations before income taxes excluding non-cash, non-dilutive, and non-economic items, including, for example:

•

Non-cash stock-based equity compensation charges for REUs granted or issued prior to the merger of BGC Partners, Inc. with and into eSpeed, Inc., as well as post-merger non-cash, non-dilutive equity-based compensation related to partnership unit exchange or conversion;

•	Allocations of net income to founding/working partner and other units, including REUs, RPUs, PSUs and PSIs; and

•	Non-cash asset impairment charges, if any.

Distributable earnings calculations also exclude charges related to purchases, cancellations or redemptions of partnership interests and certain one-time or non-recurring items, if any.

Since distributable earnings are calculated on a pre-tax basis, management intends to also report “post-tax distributable earnings” and “post-tax distributable earnings per fully diluted share”:

•	“Post-tax distributable earnings” are defined as pre-tax distributable earnings adjusted to assume that all pre-tax distributable earnings were taxed at the same effective rate.

•

“Post-tax distributable earnings per fully diluted share” are defined as post-tax distributable earnings divided by the weighted-average number of fully diluted shares for the period. In the event that there is a GAAP loss but positive distributable earnings, the distributable earnings per share calculation will include all fully diluted shares that would be excluded under GAAP to avoid anti-dilution but will exclude quarterly interest expense, net of tax.

In addition to the pro-rata distribution of net income to founding/working partner and other units, including PSUs, PSIs, RPUs, REUs, and to Cantor for its non-controlling interest, BGC Partners also expects to pay a quarterly dividend to its common stockholders. The amount of all of these payments is expected to be determined using the same definition of distributable earnings. The dividend to stockholders is expected to be calculated based on post-tax distributable earnings allocated to BGC Partners and generated over the fiscal quarter ending prior to the record date for the dividend. No assurance can be made, however, that a dividend will be paid each quarter.

Employees who are holders of unvested restricted stock units (“RSUs”) are granted pro-rata payments equivalent to the amount of dividend paid to common stockholders. Under GAAP, dividend equivalents on unvested RSUs are required to be taken as a compensation charge in the period paid. However, to the extent that they represent cash payments made from the prior period’s distributable earnings, they do not dilute existing stockholders and are therefore excluded from the calculation of distributable earnings.

Distributable earnings is not meant to be an exact measure of cash generated by operations and available for distribution, nor should it be considered in isolation or as an alternative to cash flow from operations or income (loss) for fully diluted shares. The Registrant views distributable earnings as a metric that is not necessarily indicative of liquidity or the cash available to fund our operations.

Pre- and post-tax distributable earnings are not intended to replace the presentation of BGC Partners’ GAAP financial results. However, management does believe that they will help provide investors with a clearer understanding of the Registrant’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to our financial condition and results from operations. Management believes that distributable earnings and the GAAP measures of the Registrant’s financial performance should be considered together.

Management does not anticipate providing an outlook for GAAP revenues, “income (loss) from continuing operations before income taxes”, “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share”, because the items previously identified as excluded from pre-tax distributable earnings and post-tax distributable earnings are difficult to forecast. Management will instead provide its outlook only as it relates to revenues for distributable earnings, pre-tax distributable earnings and post-tax distributable earnings.

The information set forth (i) under the heading “Dividends and Share Repurchases” and (ii) under the heading “Unit Redemptions and Conversions” set forth in Exhibit 99.1 to this Current Report on Form 8-K is being filed under Item 8.01 of Form 8-K and shall be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing. All other information set forth in this Current Report on Form 8-K is being furnished.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	BGC Partners, Inc. press release dated August 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: August 4, 2010	By:	/S/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer